UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 1 TO
Form S-8 Registration Statement No. 333-75720
FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
AMERICAN PHYSICIANS CAPITAL, INC.
(Exact name of registrant as specified in its charter)

Michigan	38-3543910
(State of Incorporation)	(IRS Employer Identification No.)

1301 North Hagadorn Road
East Lansing, Michigan	48823
(Address of Principal Executive Offices)	(Zip Code)
American Physicians Assurance Corporation 401(k) Plan
(Full title of the Plan)
R. Kevin Clinton
President and Chief Executive Officer
American Physicians Capital, Inc.
1301 North Hagadorn Road
East Lansing, Michigan 48823
(Name and address of agent for service)

(517) 351-1150
(Telephone number, including area code, of agent for service)
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

REMOVAL OF SECURITIES FROM REGISTRATION
     This Post-Effective Amendment relates to the Registration Statement No. 333-75720, filed with the Securities and Exchange Commission on December 21, 2001 (the “Registration Statement”), pertaining to the registration of 500,000 shares of Common Stock (as adjusted for stock splits) and an indeterminate amount of plan interests of American Physicians Capital, Inc. (the “Company”).
     On October 22, 2010, pursuant to an Agreement and Plan of Merger, dated as of July 7, 2010, by and among The Doctors Company (“Parent”), Red Hawk Acquisition Corp. (“Merger Sub”) and the Company, Merger Sub was merged with and into the Company, with the Company surviving as a direct, wholly owned subsidiary of Parent.
     As a result of the Merger, the offering pursuant to the Registration Statement has been terminated. In accordance with the undertakings made by the Company contained in Part II of the Registration Statement to remove from registration, by means of a post-effective amendment, any and all securities that remain unsold at the termination of the offering, the Company hereby removes from registration the securities of the Company registered but unsold under the Registration Statement.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 on Form S-8 and has duly caused this Post-Effective Amendment No. 1 on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, on the 22nd day of October, 2010.

AMERICAN PHYSICIANS CAPITAL, INC.
By:	/s/ R. Kevin Clinton
	Name:	R. Kevin Clinton
	Title:	President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act, as amended, this Post-Effective Amendment No. 1 on Form S-8 has been signed by the following persons in the capacities on October 22, 2010.

Signature	Title

/s/ R. Kevin Clinton R. Kevin Clinton	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Frank H. Freund Frank H. Freund	Senior Vice President, Treasurer and Chief Financial Officer (Principal Accounting Officer)

/s/ AppaRao Mukkamala, M.D. AppaRao Mukkamala, M.D.	Director and Chairman of the Board

/s/ Billy B. Baumann, M.D. Billy B. Baumann, M.D.	Director

/s/ Spencer L. Schneider Spencer L. Schneider	Director

/s/ Joseph Stilwell Joseph Stilwell	Director

/s/ Larry W. Thomas Larry W. Thomas	Director

/s/ Stephen H. Hayes, M.D. Stephen H. Hayes, M.D.	Director

/s/ Mitchell A. Rinek, M.D. Mitchell A. Rinek, M.D.	Director
     Pursuant to the requirements of the Securities Act of 1933, as amended, the trustees (or other persons who administer the employee benefit plan) have duly caused this Post-Effective Amendment No. 1 on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of East Lansing, State of Michigan, on October 22, 2010.

AMERICAN PHYSICIANS ASSURANCE CORPORATION 401(k) PLAN
By:	/s/ Trena Horton
Trena Horton
Its: Plan Administrator